Exhibit 10.14

LIQUIDIA CORPORATION

AMENDMENT TO RESTRICTED STOCK UNITS AGREEMENT

WHEREAS, Liquidia Corporation (the “Company”) maintains the Liquidia Corporation 2020 Long-Term Incentive Plan (the “Plan”) for the benefit of its eligible employees, officers and other individuals, including non-employee directors, who perform services for the Company or its subsidiaries;

WHEREAS, the Company desires to amend the Restricted Stock Units Agreement (the “Agreement”) to provide that the vesting of all outstanding restricted stock units under the Plan (the “Outstanding RSUs”) will vest in full on the date of death of the respective grantee;

WHEREAS, Section 15(b) of the Plan provides that the Board of Directors of the Company or the Compensation Committee may amend the Outstanding RSUs without grantee consent; provided that, such amendment does not materially impair the grantee’s rights with respect to the Outstanding RSUs.

NOW, THEREFORE, as of December 18, 2025, the Agreement is hereby amended as follows:

1.	Section 2 of the Agreement is hereby amended to add the following sentence to the end thereof:

“Notwithstanding anything to the contrary herein, if your Service with the Company terminates due to your death, any portion of the RSUs that is not vested on your date of death will become fully vested as of such date.”

2.	Section 3 is hereby deleted and replaced with the following:

“Unless otherwise provided in the Notice, if your Service with the Company ceases for any reason prior to the Vesting Date other than on account of your death as specified in Section 2 above, all RSUs that are not then vested and nonforfeitable will be forfeited to the Company immediately and automatically upon such cessation without payment of any consideration therefor and you will have no further right, title or interest in or to such RSUs or the underlying shares of Common Stock.”

3.	In all respects not amended, the Agreement is hereby ratified and confirmed.

LIQUIDIA CORPORATION

/s/ Roger A. Jeffs

Roger A. Jeffs

Title: Chief Executive Officer

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